Exhibit 99.1

Contact:	Jennifer Rosa (216) 429-5037
Monica Martines (216) 441-7346

For release Wednesday, August 5, 2009

TFS Financial Corporation Announces Fiscal Quarter Ended June 30, 2009 Financial Results

(Cleveland, OH – August 5, 2009) – TFS Financial Corporation (NASDAQ: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, today announced results for the three and nine month periods ended June 30, 2009.

The Company reported net income of $10.0 million for the three months ended June 30, 2009, compared to net income of $6.8 million for the three months ended June 30, 2008. The increase resulted mainly from non-interest income increasing due to gains on the sale of loans, offset by increasing non-interest expenses, mainly increased federal insurance premiums. Net income of $27.3 million was reported for the nine months ended June 30, 2009, compared to net income of $40.4 million for the nine months ended June 30, 2008. This change was attributable to increases in the provision for loan losses and non-interest expenses offset by increases in both net interest income and non-interest income in the current nine-month period.

Net interest income increased $2.1 million, or 4%, to $58.4 million for the three months ended June 30, 2009 from $56.3 million for the three months ended June 30, 2008. Interest rate spread increased 19 basis points to 1.73% for the three months ended June 30, 2009 from 1.54% for the three months ended June 30, 2008. Net interest income increased $11.6 million, or 7%, to $173.9 million for the nine months ended June 30, 2009 from $162.3 million for the nine months ended June 30, 2008. Interest rate spread increased 30 basis points to 1.68% for the nine months ended June 30, 2009 from 1.38% for the nine months ended June 30, 2008. The increase in net interest income in both periods resulted from a decrease in the interest paid on interest-bearing liabilities, partially offset by a decrease in interest received on interest-earning assets.

The Company recorded a provision for loan losses of $20.0 million for the three months ended June 30, 2009 and $18.0 million for the three months ended June 30, 2008. This compares to net charge-offs of $23.8 million and $3.9 million for the three months ended June 30, 2009 and 2008, respectively. The Company’s provision for loan losses was $58.0 million for the nine months ended June 30, 2009 and $25.5 million for the nine months ended June 30, 2008. The provisions exceeded net charge-offs of $45.9 million and $8.4 million for the nine months ended June 30, 2009 and 2008, respectively. Of the $45.9 million of net charge-offs for the nine months ended June 30, 2009, $37.9 million occurred in the equity loans and lines of credit portfolio. The increased level of charge-offs in this portfolio is not unexpected. As increasing delinquencies in this portfolio have been resolved through pay-off, short sale or foreclosure, or management determines the collateral is not sufficient to satisfy the loan, uncollected balances have been charged against the allowance for loan losses previously provided. Loans continue to be evaluated as they become delinquent for potential loss and provisions recorded for our estimate of those losses. The allowance for loan losses was $55.9 million, or 0.59% of total loans receivable, at June 30, 2009, compared to $43.8 million, or 0.47% of total loans receivable, at September 30, 2008.

Nonperforming loans increased by $65.6 million to $238.4 million at June 30, 2009 from $172.9 million at September 30, 2008. Of the $65.6 million increase in non-performing loans for the nine months ended June 30, 2009, $40.5 million occurred in the residential, non-Home Today portfolio, $15.0 million occurred in the residential, Home Today portfolio and $5.3 million occurred in the equity loans and lines of credit portfolio. The increase in our residential, non-Home Today portfolio was general in nature and reflective of the progressive deterioration of general market conditions with specific negative implications in the housing markets of our primary geographic operating areas. As of June 30, 2009, the equity loans and lines of credit portfolio was $2.95 billion, compared to $2.49 billion, at September 30, 2008.

Non-interest income increased $9.6 million, or 80%, to $21.5 million for the three months ended June 30, 2009 from $11.9 million for the three months ended June 30, 2008. The increase primarily resulted from an $8.6 million increase in net gain on the sale of loans. Non-interest income increased $14.9 million, or 42%, to $50.6 million for the nine months ended June 30, 2009 from $35.7 million for the nine months ended June 30, 2008. The increase primarily resulted from a $25.6 million increase in net gain on the sale of loans, offset by a $4.2 million reduction of income(loss) on private equity investments and a $3.6 million reduction in fees and service charges.

Non-interest expense increased $6.5 million, or 17%, to $45.8 million for the three months ended June 30, 2009 from $39.3 million for the three months ended June 30, 2008. The increase primarily resulted from a $7.8 million increase in federal insurance premiums. Non-interest expense increased $17.3 million, or 16%, to $126.8 million for the nine months ended June 30, 2009 from $109.5 million for the nine months ended June 30, 2008. The increase primarily resulted from a $12.3 million increase in federal insurance premiums.

Total assets decreased by $3.3 million, or less than 1%, to $10.78 billion at June 30, 2009 from $10.79 billion at September 30, 2008. Although minimal, this change was the result of a decrease in investment securities offset by increases in cash and cash equivalents and in the loan portfolio.

Deposits increased $236.4 million, or 3%, to $8.50 billion at June 30, 2009 from $8.26 billion at September 30, 2008. The increase in deposits was primarily the result of a $368.7 million increase in certificates of deposit offset by $95.1 million and $39.8 million decreases in our high yield checking accounts and high yield savings accounts, respectively, for the nine-month period ended June 30, 2009.

Borrowed funds decreased $307.9 million, or 62%, to $190.2 million at June 30, 2009 from $498.0 million at September 30, 2008, mainly through the success of deposit gathering activities and the use of cash flows from maturing investments and loan sales.

Principal, interest and related escrow owed on loans serviced increased $151.0 million, or 187%, to $231.7 million at June 30, 2009 from $80.7 million at September 30,

2008, due to the timing of when payments have been collected from borrowers for loans serviced for other investors and when those funds are remitted to the investors and to the appropriate taxing agencies.

Shareholders’ equity decreased $66.9 million, to $1.78 billion at June 30, 2009 from $1.84 billion at September 30, 2008. This reflects $27.3 million of net income during the nine-month period reduced by $14.5 million in dividends paid on our shares of common stock (other than the shares held by Third Federal Savings, MHC and unallocated ESOP shares) and $90.3 million of repurchases of outstanding common stock during the nine-month period. The remainder of the change reflects adjustments related to the allocation of shares of our common stock related to awards under the stock-based compensation plans and our employee stock ownership plan. A total of 410,850 shares were repurchased during the three months ended June 30, 2009, and a total of approximately 7.3 million shares have been repurchased during the nine months ended June 30, 2009. There are 2,889,150 shares remaining to be purchased under the Company’s fourth repurchase program, which was approved March 12, 2009.

Forward Looking Statements

This press release contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans and prospects and growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

•	significantly increased competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	decreased demand for our products and services and lower revenue and earnings because of a recession;

•	adverse changes and volatility in the securities markets;

•	adverse changes and volatility in credit markets;

•	legislative or regulatory changes that adversely affect our business;

•	our ability to enter new markets successfully and take advantage of growth opportunities, and the possible short-term dilutive effect of potential acquisitions or de novo branches, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board and the Public Company Accounting Oversight Board;

•	future adverse developments concerning Fannie Mae, Freddie Mac or the Federal Home Loan Bank;

•	changes in monetary and fiscal policy of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

•	changes in policy and/or assessment rates of taxing authorities that adversely affect us;

•	changes in policy and/or assessment rates of the Federal Deposit Insurance Corporation;

•	inability of third-party providers to perform their obligations to us;

•	changes in our organization, compensation and benefit plans; and

•	the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of our loans and other assets.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

(In thousands, except share data)

	June 30, 2009	September 30, 2008
ASSETS

Cash and due from banks	$42,701	$57,888
Other interest-bearing cash equivalents	130,079	74,491

Cash and cash equivalents	172,780	132,379

Investment securities:
Available for sale (amortized cost $25,152 and $30,861, respectively)	25,611	31,102
Held to maturity (fair value $630,061 and $820,047, respectively)	619,570	817,750

Total investment securities	645,181	848,852

Mortgage loans held for sale (includes $250,100 measured at fair value for the period ended June 30, 2009)	263,168	200,670
Loans held for investment, net:
Mortgage loans	9,373,919	9,259,529
Other loans	7,425	7,599
Deferred loan fees, net	(10,338)	(14,596)
Allowance for loan losses	(55,868)	(43,796)

Loans, net	9,315,138	9,208,736

Mortgage loan servicing assets, net	36,603	41,526
Federal Home Loan Bank stock, at cost	35,620	35,620
Real estate owned	14,859	14,108
Premises, equipment, and software, net	66,504	68,112
Accrued interest receivable	38,813	46,371
Bank owned life insurance contracts	156,196	151,294
Other assets	38,278	38,783

TOTAL ASSETS	$10,783,140	$10,786,451

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$8,497,485	$8,261,101
Borrowed funds	190,158	498,028
Borrowers’ advances for insurance and taxes	21,974	48,439
Principal, interest, and related escrow owed on loans serviced	231,683	80,675
Accrued expenses and other liabilities	65,096	54,556

Total liabilities	9,006,396	8,942,799

Commitments and contingent liabilities

Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 332,318,750 shares issued; 308,957,900 and 316,233,550 outstanding at June 30, 2009 and September 30, 2008, respectively	3,323	3,323
Paid-in capital	1,678,141	1,672,953
Treasury stock, at cost; 23,360,850 shares at June 30, 2009 and 16,085,200 shares at September 30, 2008	(282,368)	(192,662)
Unallocated ESOP shares	(89,250)	(93,545)
Retained earnings—substantially restricted	474,966	462,190
Accumulated other comprehensive loss	(8,068)	(8,607)

Total shareholders’ equity	1,776,744	1,843,652

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,783,140	$10,786,451

See accompanying notes to unaudited interim consolidated financial statements.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2009	2008	2009	2008
INTEREST AND DIVIDEND INCOME:
Loans, including fees	$110,863	$118,645	$347,955	$363,713
Investment securities available for sale	176	388	644	1,448
Investment securities held to maturity	6,374	10,471	23,256	33,436
Federal funds sold	1	1,254	1	14,480
Other interest and dividend earning assets	456	806	1,312	3,047

Total interest and dividend income	117,870	131,564	373,168	416,124

INTEREST EXPENSE:
Deposits	59,032	75,244	197,165	253,772
Borrowed funds	485	19	2,102	19

Total interest expense	59,517	75,263	199,267	253,791

NET INTEREST INCOME	58,353	56,301	173,901	162,333
PROVISION FOR LOAN LOSSES	20,000	18,000	58,000	25,500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	38,353	38,301	115,901	136,833

NON-INTEREST INCOME
Fees and service charges, net of amortization	4,233	6,454	15,249	18,871
Mortgage servicing assets recovery (impairment)	3,972	67	(2,596)	32
Net gain on the sale of loans	9,413	828	28,863	3,282
Increase in and death benefits from bank owned life insurance contracts	1,646	1,659	4,917	4,921
Income (loss) on private equity investments	542	1,158	(1,028)	3,173
Other	1,721	1,780	5,176	5,420

Total non-interest income	21,527	11,946	50,581	35,699

NON-INTEREST EXPENSE:
Salaries and employee benefits	20,330	17,931	59,105	54,422
Marketing services	900	3,525	7,952	10,578
Office property, equipment, and software	5,654	4,932	16,536	13,891
Federal insurance premium	9,771	1,964	15,528	3,258
State franchise tax	1,211	1,657	3,988	4,027
Real estate owned expense, net	1,582	2,036	5,787	4,815
Other operating expenses	6,374	7,286	17,890	18,459

Total non-interest expense	45,822	39,331	126,786	109,450

INCOME BEFORE INCOME TAXES	14,058	10,916	39,696	63,082
INCOME TAX EXPENSE	4,022	4,126	12,411	22,653

NET INCOME	$10,036	$6,790	$27,285	$40,429

Earnings per share - basic and fully diluted	$0.03	$0.02	$0.09	$0.13

Weighted average shares outstanding

Basic	300,245,981	320,510,396	301,741,110	321,795,514
Diluted	300,635,381	320,510,396	302,111,141	321,795,514

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)
Interest-earning assets:
Federal funds sold	$1,600	$1		0.25%	$231,237	$1,254		2.17%
Other interest-bearing cash equivalents	169,897	61		0.14%	53,258	331		2.49%
Investment securities	18,124	111		2.45%	28,987	222		3.06%
Mortgage-backed securities	680,675	6,439		3.78%	915,114	10,638		4.65%
Loans	9,567,973	110,863		4.63%	8,808,113	118,645		5.39%
Federal Home Loan Bank stock	35,620	395		4.44%	34,683	474		5.47%

Total interest-earning assets	10,473,889	117,870		4.50%	10,071,392	131,564		5.23%

Non-interest-earning assets	307,035				341,596

Total assets	$10,780,924				$10,412,988

Interest-bearing liabilities:
NOW accounts	$1,042,960	1,779		0.68%	$1,266,661	5,974		1.89%
Passbook savings	1,127,302	3,497		1.24%	1,411,285	8,647		2.45%
Certificates of deposit	6,248,253	53,756		3.44%	5,481,524	60,623		4.42%
Borrowed funds	182,293	485		1.06%	3,570	19		2.13%

Total interest-bearing liabilities	8,600,808	59,517		2.77%	8,163,040	75,263		3.69%

Non-interest-bearing liabilities	392,571				235,368

Total liabilities	8,993,379				8,398,408
Shareholders’ equity	1,787,545				2,014,580

Total liabilities and shareholders’ equity	$10,780,924				$10,412,988

Net interest income		$58,353				$56,301

Interest rate spread (b)				1.73%				1.54%

Net interest-earning assets (c)	$1,873,081				$1,908,352

Net interest margin (d)		2.23	%(a)			2.24	%(a)

Average interest-earning assets to average interest-bearing liabilities	121.78%				123.38%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Nine Months Ended June 30, 2009				Nine Months Ended June 30, 2008
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)
Interest-earning assets:
Federal funds sold	$455	$1		0.29%	$515,548	$14,480		3.74%
Other interest-bearing cash equivalents	57,587	72		0.17%	53,294	1,522		3.81%
Investment securities	17,775	360		2.70%	44,972	1,205		3.57%
Mortgage-backed securities	753,043	23,540		4.17%	892,649	33,679		5.03%
Loans	9,626,338	347,955		4.82%	8,526,432	363,713		5.69%
Federal Home Loan Bank stock	35,620	1,240		4.64%	34,383	1,525		5.91%

Total interest-earning assets	10,490,818	373,168		4.74%	10,067,278	416,124		5.51%

Non-interest-earning assets	322,585				347,824

Total assets	$10,813,403				$10,415,102

Interest-bearing liabilities:
NOW accounts	$1,061,972	7,584		0.95%	$1,323,877	25,847		2.60%
Passbook savings	1,124,485	12,743		1.51%	1,258,262	29,856		3.16%
Certificates of deposit	6,153,471	176,838		3.83%	5,608,577	198,069		4.71%
Borrowed funds	346,722	2,102		0.81%	1,190	19		2.13%

Total interest-bearing liabilities	8,686,650	199,267		3.06%	8,191,906	253,791		4.13%

Non-interest-bearing liabilities	323,682				207,338

Total liabilities	9,010,332				8,399,244
Shareholders’ equity	1,803,071				2,015,858

Total liabilities and shareholders’ equity	$10,813,403				$10,415,102

Net interest income		$173,901				$162,333

Interest rate spread (b)				1.68%				1.38%

Net interest-earning assets (c)	$1,804,168				$1,875,372

Net interest margin (d)		2.21	%(a)			2.15	%(a)

Average interest-earning assets to average interest-bearing liabilities	120.77%				122.89%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.